Calculation of Filing Fee Tables
S-3
Solaris Energy Infrastructure, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	0.25% Convertible Senior Notes due 2030	457(o)	747,500,000		$ 747,500,000.00	0.0001381	$ 103,229.75
Fees to be Paid	2	Equity	Class A Common Stock, $0.01 par value per share	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 747,500,000.00		$ 103,229.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 103,229.75
Offering Note
[1]	(1) Represents the aggregate principal amount of 0.25% Convertible Senior Notes due 2031 (the "Notes") whose offer and sale are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached. (2) Includes $97,500,000 aggregate principal amount of Notes that may be offered and sold pursuant to the exercise in full of the underwriters' option to purchase additional Notes.

[2]	(3) Includes an indeterminate number of shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), of Solaris Energy Infrastructure, Inc. issuable upon conversion of the Notes. The initial maximum conversion rate of the Notes is 22.7272 shares of Class A Common Stock per $1,000 principal amount of Notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the amount of shares of Class A Common Stock whose offer and sale is registered by the registration statement relating to the prospectus supplement to which this exhibit is attached includes an indeterminate number of shares of Class A Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration will be received in connection with the exercise of the conversion privilege of the Notes. (4) Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Class A Common Stock issuable upon conversion of the Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the Notes.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $747,500,000.00. The prospectus is a final prospectus for the related offering.